EXHIBIT 99.1
 News Release

Ashland reports preliminary financial results for first quarter of fiscal 2018 in line with guidance
Company continues building momentum with broad-based growth in sales and adjusted earnings; reaffirms full-year outlook for all operating segments in fiscal 2018

COVINGTON, KENTUCKY, January 29, 2018 – Ashland Global Holdings Inc. (NYSE: ASH), a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, today announced preliminary(1) financial results for the first quarter of fiscal 2018:

•	Sales grew 20 percent year-over-year to $842 million.
•	Reported net loss was $4 million, while loss from continuing operations was $7 million, or $0.12 per diluted share;
•
On an adjusted basis, income from continuing operations was $27 million, or $0.42 per diluted share. Due primarily to tax reform enacted in late December, Ashland’s effective tax rate for the quarter was 18 percent, compared to its estimate of 10 percent provided in early November. The tax rate change reduced adjusted earnings by $0.04 per share.

•	Adjusted EBITDA was $136 million.

“In the first quarter, the Ashland team made an important step forward to build the momentum needed to deliver on our fiscal 2018 commitments,” said William A. Wulfsohn, Ashland chairman and chief executive officer.

“Each of our three operating segments generated organic sales and adjusted EBITDA growth. Our Specialty Ingredients team generated solid top-line results across numerous end markets – including personal care, pharmaceuticals and coatings – driven by targeted product mix enhancements. Pharmachem also made an important contribution during the quarter. Within Composites, the team turned in another strong performance, with volume/mix improvements and continued pricing discipline in the face of higher raw-material costs. In addition, the manufacturing facility we acquired in France last year continues to perform well. Within Intermediates and Solvents, the team delivered a 30 percent increase in sales through higher butanediol pricing and healthy global demand.”

Reportable Segment Performance and Outlook
To aid in the understanding of Ashland’s ongoing business performance, the results of Ashland’s reportable segments are described below on an adjusted basis and EBITDA, or adjusted EBITDA, is reconciled to operating income in Table 7 of this news release.  In addition, free cash flow is reconciled in Table 6 and adjusted earnings per share is reconciled in Table 8 of this news release. (For a more detailed review of the segment results, please refer to the Investor Relations section of ashland.com to review the slides filed with the Securities and Exchange Commission in conjunction with this earnings release.) In addition, although Ashland provides forward-looking guidance for adjusted EBITDA, free cash flow and adjusted earnings per share, Ashland is not reaffirming or providing forward-looking guidance for U.S. GAAP-reported financial measures or a reconciliation of forward-looking non-GAAP financial measures to the most directly comparable U.S. GAAP measure because it is unable to predict with reasonable certainty the ultimate outcome of certain significant items that affect these metrics such as domestic and international economic, political, legislative, regulatory and legal actions. In addition, certain economic conditions, such as recessionary trends, inflation, interest and monetary exchange rates, government fiscal policies and changes in the prices of certain key raw materials, can have a significant effect on operations and are difficult to predict with certainty.

Specialty Ingredients
•
Sales increased 14 percent, to $550 million, driven primarily by the contribution from Pharmachem and strong product mix across key end markets. Year-over-year sales to Personal Care, Pharma and Coatings customers grew 5 percent, 4 percent and 12 percent, respectively. Favorable currency contributed 2 percentage points to the top-line growth. Gross profit increased 13 percent.

•	Selling, General and Administrative (SG&A) costs increased 14 percent, driven almost entirely by the Pharmachem acquisition and foreign currency.
•	Adjusted EBITDA rose 11 percent to $105 million, driven by both Pharmachem and growth in the balance of the business.

Composites
•
Sales climbed 32 percent, to $218 million, as the team generated strong organic growth from continued pricing discipline through an ongoing focus on commercial excellence and value selling, as well as business growth in North America and Europe.

•	Adjusted EBITDA grew 10 percent, to $23 million.

Intermediates & Solvents
•	Sales increased 30 percent, to $74 million, driven by strong pricing, favorable costs and continued healthy market demand.
•	Adjusted EBITDA in the quarter was $16 million.

Balance Sheet and Cash Flow
•	Total debt was $2.9 billion.
•	Net debt was $2.3 billion.
•	During the quarter, cash used by operating activities from continuing operations totaled $24 million compared to $60 million in the prior-year period.
•
Free cash flow was ($48) million compared to ($93) million in the prior year. These figures include $23 million in restructuring costs in the first quarter of fiscal 2018, and $29 million in the year-ago period.

Outlook
Ashland today reaffirmed its full-year adjusted EBITDA estimates for each of its operating segments in fiscal 2018. The company also reiterated its outlook for more than $220 million in free cash flow in fiscal 2018. Due to the change in the company’s effective tax rate for fiscal 2018, Ashland has updated its adjusted earnings outlook for the year to a range of $2.90 - $3.10 per share. Ashland’s expected cash tax range remains unchanged. Please see the table below for additional details related to the company’s fiscal 2018 financial outlook.

	Original FY2018 Outlook	Updated
Adjusted EBITDA
- Specialty Ingredients	$560 - $590 million	No change
- Composites	$85 - $95 million	No change
- Intermediates & Solvents	$40 - $50 million	No change
- Unallocated and other	($35 - $45 million)	No change

Key Operating Metrics
- Free cash flow	>$220 million	No change
- Adjusted earnings per share (EPS)	$3.20 - $3.40	$2.90 - $3.10*

Corporate Items
- Depreciation & amortization	~$290 million	No change
- Interest expense	$125 - $135 million	No change
- Effective tax rate	8 - 13%	16 - 20%
- Capital expenditures	$195 - $205 million	No change
- Diluted share count	~64 million	No change
*Due primarily to recently enacted tax reform, Ashland is raising its estimated effective tax rate range for fiscal 2018 to 16 - 20%, compared to the original outlook of 8 – 13%. Higher tax rate is expected to reduce fiscal 2018 adjusted earnings by approximately $0.30 per diluted share.

For the second quarter of fiscal 2018, Ashland expects adjusted earnings in the range of $0.80-$0.90 per diluted share, compared to $0.70 in the prior-year period. This estimate assumes an effective tax rate of 18 percent based on the new U.S. tax legislation.

“As outlined at our Investor Day last year, Ashland has a clear strategy to drive strong sales and earnings growth in fiscal 2018 and beyond.  Over the past year, we have taken specific actions to sustain and grow Ashland’s premium mix while also improving our competitiveness. Our performance in the first quarter reflects important progress.  All three of our operating segments remain on track to deliver on their key financial targets this year. We have more work to do on industrial pricing and accelerating organic growth, but momentum is clearly building. Fiscal 2018 is an important year for Ashland and we remain committed to delivering results,” Wulfsohn said.

For additional information on Ashland’s first-quarter financial results, please see the slide presentation accompanying this news release.

Conference Call Webcast
Ashland will host a live webcast of its first-quarter conference call with securities analysts at 9 a.m. EST Tuesday, January 30, 2018. The webcast will be accessible through Ashland’s website at http://investor.ashland.com. Following the live event, an archived version of the webcast and supporting materials will be available for 12 months.

Use of Non-GAAP Measures
Ashland believes that by removing the impact of depreciation and amortization and excluding certain non-cash charges, amounts spent on interest and taxes and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide Ashland’s investors with performance measures that reflect the impact to operations from trends in changes in sales, margin and operating expenses, providing a perspective not immediately apparent from net income and operating income. The adjustments Ashland makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in net income and operating income and which Ashland does not consider to be the fundamental attributes or primary drivers of its business. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by Ashland’s management to evaluate financial performance on a consolidated and reportable segment basis and provide consistency in our financial reporting, facilitate internal and external comparisons of Ashland’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

The free cash flow metric enables Ashland to provide a better indication of the ongoing cash being generated that is ultimately available for both debt and equity holders as well as other investment opportunities. Unlike cash flow provided by operating activities, free cash flow includes the impact of capital expenditures from continuing operations, providing a more complete picture of cash generation. Free cash flow has certain limitations, including that it does not reflect adjustment for certain non-discretionary cash flows such as mandatory debt repayments. The amount of mandatory versus discretionary expenditures can vary significantly between periods.

Adjusted earnings per share is a performance measure used by Ashland and is defined by Ashland as earnings (loss) from continuing operations, adjusted for identified key items and divided by the number of outstanding diluted shares of common stock.  Ashland believes this measure provides investors additional insights into operational performance by providing the earnings per share metric that excludes the effect of the identified key items.

About Ashland
Ashland Global Holdings Inc. (NYSE: ASH) is a premier global specialty chemicals company serving customers in a wide range of consumer and industrial markets, including adhesives, architectural coatings, automotive, construction, energy, food and beverage, personal care and pharmaceutical. At Ashland, we are approximately 6,500 passionate, tenacious solvers – from renowned scientists and research chemists to talented engineers and plant operators – who thrive on developing practical, innovative and elegant solutions to complex problems for customers in more than 100 countries. Visit ashland.com to learn more.

C-ASH

Forward-Looking Statements
This news release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the SEC, news releases and other written and oral communications. These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance and financial condition, as well as the economy and other future events or circumstances. Ashland’s expectations and assumptions include, without limitation, internal forecasts and analyses of current and future market conditions and trends, management plans and strategies, operating efficiencies and economic conditions (such as prices, supply and demand, cost of raw materials, and the ability to recover raw-material cost increases through price increases), and risks and uncertainties associated with the following: the impact of acquisitions and/or divestitures Ashland has made or may make, including the acquisition of Pharmachem (including the possibility that Ashland may not realize the anticipated benefits from such transactions); Ashland’s substantial indebtedness (including the possibility that such indebtedness and related restrictive covenants may adversely affect Ashland’s future cash flows, results of operations, financial condition and its ability to repay debt); the potential that Ashland does not realize all of the expected benefits of the separation of its Valvoline business; the potential that the Tax Cuts and Jobs Act enacted on December 22, 2017, will have a negative impact on Ashland’s financial results; and severe weather, natural disasters, cyber events and legal proceedings and claims (including product recalls, environmental and asbestos matters). Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including, without limitation, risks and uncertainties affecting Ashland that are described in Ashland’s most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov. Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this news release whether as a result of new information, future events or otherwise. Information on Ashland’s website is not incorporated into or a part of this news release.

(1) Preliminary Results
Financial results are preliminary until Ashland’s Form 10-Q is filed with the SEC.

™ Trademark, Ashland or its subsidiaries, registered in various countries.

FOR FURTHER INFORMATION:

Investor Relations:
Seth A. Mrozek
+1 (859) 815-3527
samrozek@ashland.com

Media Relations:
Gary Rhodes
 +1 (859) 815-3047
glrhodes@ashland.com

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 1
STATEMENTS OF CONSOLIDATED INCOME (LOSS)
(In millions except per share data - preliminary and unaudited)

	Three months ended
	December 31
	2017	2016

Sales	$842	$704
Cost of sales	613	515
GROSS PROFIT	229	189
Selling, general and administrative expense	171	157
Research and development expense	21	20
Equity and other income	2	3
OPERATING INCOME	39	15
Net interest and other financing expense	31	122
Other net periodic benefit income	-	2
Net loss on divestitures	1	1
INCOME (LOSS) FROM CONTINUING OPERATIONS
BEFORE INCOME TAXES	7	(106)
Income tax expense (benefit)	14	(41)
LOSS FROM CONTINUING OPERATIONS	(7)	(65)
Income from discontinued operations (net of taxes)	3	75
NET INCOME (LOSS)	(4)	10
Net income attributable to noncontrolling interest	-	11
NET LOSS ATTRIBUTABLE TO ASHLAND	$(4)	$(1)

DILUTED EARNINGS PER SHARE
Loss from continuing operations	$(0.12)	$(1.05)
Income from discontinued operations attributable to Ashland	0.05	1.04
Net loss attributable to Ashland	$(0.07)	$(0.01)

AVERAGE DILUTED COMMON SHARES OUTSTANDING (a)	62	62

SALES
Specialty Ingredients	$550	$482
Composites	218	165
Intermediates and Solvents	74	57
	$842	$704

OPERATING INCOME (LOSS)
Specialty Ingredients	$42	$40
Composites	18	15
Intermediates and Solvents	8	(7)
Unallocated and other	(29)	(33)
	$39	$15

(a) As a result of the loss from continuing operations, the effect of the share-based awards convertible to common shares would be anti-dilutive.  In accordance with U.S. GAAP, they have been excluded from the diluted earnings per share calculation.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 2
CONDENSED CONSOLIDATED BALANCE SHEETS
(In millions - preliminary and unaudited)

	December 31	September 30
	2017	2017
ASSETS
Current assets
Cash and cash equivalents	$601	$566
Accounts receivable	597	612
Inventories	674	634
Other assets	92	91
Total current assets	1,964	1,903

Noncurrent assets
Property, plant and equipment
Cost	3,795	3,762
Accumulated depreciation	1,850	1,792
Net property, plant and equipment	1,945	1,970

Goodwill	2,475	2,465
Intangibles	1,298	1,319
Restricted investments	315	302
Asbestos insurance receivable	205	209
Deferred income taxes	28	28
Other assets	425	422
Total noncurrent assets	6,691	6,715

Total assets	$8,655	$8,618

LIABILITIES AND EQUITY
Current liabilities
Short-term debt	$355	$235
Trade and other payables	382	409
Accrued expenses and other liabilities	266	324
Total current liabilities	1,003	968

Noncurrent liabilities
Long-term debt	2,584	2,584
Asbestos litigation reserve	676	694
Deferred income taxes	390	375
Employee benefit obligations	194	191
Other liabilities	409	400
Total noncurrent liabilities	4,253	4,244

Stockholders' equity	3,399	3,406

Total liabilities and stockholders' equity	$8,655	$8,618

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 3
STATEMENTS OF CONSOLIDATED CASH FLOWS
(In millions - preliminary and unaudited)
	Three months ended
	December 31
	2017	2016
CASH FLOWS PROVIDED (USED) BY OPERATING ACTIVITIES
FROM CONTINUING OPERATIONS
Net income (loss)	$(4)	$10
Income from discontinued operations (net of taxes)	(3)	(75)
Adjustments to reconcile income from continuing operations to cash flows from operating activities
Depreciation and amortization	79	68
Original issue discount and debt issuance cost amortization	2	94
Deferred income taxes	8	2
Stock based compensation expense	7	5
Gain on early retirement of debt	-	(3)
Realized gain and investment income on available-for-sale securities	(3)	(3)
Net loss on divestitures	1	1
Pension contributions	(2)	(1)
Gain on post-employment plan remeasurement	-	(2)
Change in operating assets and liabilities (a)	(109)	(156)
Total cash used by operating activities from continuing operations	(24)	(60)

CASH FLOWS PROVIDED (USED) BY INVESTING ACTIVITIES
FROM CONTINUING OPERATIONS
Additions to property, plant and equipment	(24)	(33)
Proceeds from disposal of property, plant and equipment	1	-
Proceeds from sale of operations	1	-
Net purchase of funds restricted for specific transactions	(5)	(2)
Reimbursements from restricted investments	5	-
Proceeds from sales of available-for-sale securities	5	-
Purchases of available-for-sale securities	(5)	-
Proceeds from the settlement of derivative instruments	-	4
Payments from the settlement of derivative instruments	(2)	-
Total cash used by investing activities from continuing operations	(24)	(31)

CASH FLOWS PROVIDED (USED) BY FINANCING ACTIVITIES
FROM CONTINUING OPERATIONS
Repayment of long-term debt	(2)	(239)
Premium on long-term debt repayment	-	(5)
Proceeds (repayment) from short-term debt	120	(154)
Debt issuance costs	-	(4)
Cash dividends paid	(14)	(24)
Stock based compensation employee withholding taxes paid in cash	(5)	(8)
Total cash provided (used) by financing activities from continuing operations	99	(434)
CASH PROVIDED (USED) BY CONTINUING OPERATIONS	51	(525)
Cash provided (used) by discontinued operations
Operating cash flows	(16)	70
Investing cash flows	-	(10)
Financing cash flows	-	(10)
Effect of currency exchange rate changes on cash and
cash equivalents	-	(9)
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	35	(484)
CASH AND CASH EQUIVALENTS - BEGINNING OF PERIOD	566	1,017
Change in cash and cash equivalents held by Valvoline	-	(65)
CASH AND CASH EQUIVALENTS - END OF PERIOD	$601	$468

DEPRECIATION AND AMORTIZATION
Specialty Ingredients	$62	$55
Composites	5	6
Intermediates and Solvents	8	7
Unallocated and other	4	-
	$79	$68
ADDITIONS TO PROPERTY, PLANT AND EQUIPMENT
Specialty Ingredients	$19	$26
Composites	3	2
Intermediates and Solvents	1	3
Unallocated and other	1	2
	$24	$33

(a)	Excludes changes resulting from operations acquired or sold.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 4
INFORMATION BY INDUSTRY SEGMENT
(In millions - preliminary and unaudited)

	Three months ended
	December 31
	2017	2016
SPECIALTY INGREDIENTS
Sales per shipping day	$9.0	$7.9
Metric tons sold (thousands)	73.0	72.6
Gross profit as a percent of sales (a)	31.5%	32.0%
COMPOSITES
Sales per shipping day	$3.6	$2.7
Metric tons sold (thousands)	91.2	78.4
Gross profit as a percent of sales (a)	18.4%	21.1%
INTERMEDIATES AND SOLVENTS
Sales per shipping day	$1.2	$0.9
Metric tons sold (thousands)	32.7	32.2
Gross profit as a percent of sales (a)	21.3%	(0.9)%

(a) Gross profit as a percent of sales is defined as sales, less cost of sales divided by sales.

Ashland Global Holdings Inc. and Consolidated Subsidiaries					Table 5
RECONCILIATION OF NON-GAAP DATA - INCOME (LOSS) FROM CONTINUING OPERATIONS
(In millions - preliminary and unaudited)

	Three Months Ended December 31, 2017
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Separation and restructuring costs	$(3)	$-	$-	$(11)	$(14)
Environmental reserve adjustments	-	-	-	(11)	(11)
All other operating income (loss)	45	18	8	(7)	64
Operating income (loss)	42	18	8	(29)	39

NET INTEREST AND OTHER FINANCING EXPENSE				31	31

NET LOSS ON DIVESTITURES				1	1

INCOME TAX EXPENSE (BENEFIT)
Key items				(7)	(7)
Discrete items				16	16
All other income tax expense				5	5
				14	14
INCOME (LOSS) FROM CONTINUING OPERATIONS	$42	$18	$8	$(75)	$(7)

	Three Months Ended December, 31, 2016
	Specialty		Intermediates	Unallocated
	Ingredients	Composites	and Solvents	& Other	Total
OPERATING INCOME (LOSS)
Separation costs	$-	$-	$-	$(22)	$(22)
Legal reserve	-	-	-	(5)	(5)
All other operating income (loss)	40	15	(7)	(6)	42
Operating income (loss)	40	15	(7)	(33)	(15)

NET INTEREST AND OTHER FINANCING EXPENSE
Financing costs				92	92
All other interest and other financing expense				30	30

OTHER NET PERIODIC BENEFIT INCOME				2	2

NET LOSS ON DIVESTITURES				1	1

INCOME TAX EXPENSE (BENEFIT)
Key items				(44)	(44)
Discrete items				1	1
All other income tax expense				2	2
				(41)	(41)
INCOME (LOSS) FROM CONTINUING OPERATIONS	$40	$15	$(7)	$(113)	$(65)

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 6
RECONCILIATION OF NON-GAAP DATA - FREE CASH FLOW
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Free cash flow (a)	2017	2016
Total cash flows used by operating activities
from continuing operations	$(24)	$(60)
Adjustments:
Additions to property, plant and equipment	(24)	(33)
Free cash flows	$(48)	$(93)

(a)	Free cash flow is defined as cash flows provided (used) by operating activities less additions to property, plant and equipment and other items Ashland has deemed non operational (if applicable).

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 7
RECONCILIATION OF NON-GAAP DATA - ADJUSTED EBITDA
(In millions - preliminary and unaudited)

	Three months ended
	December 31
Adjusted EBITDA - Ashland Global Holdings Inc.	2017	2016
Net income (loss)	$(4)	$10
Income tax expense (benefit)	14	(41)
Net interest and other financing expense	31	122
Depreciation and amortization (a)	73	68
EBITDA	114	159
Income from discontinued operations (net of taxes)	(3)	(75)
Gain on post-employment plan remeasurement	-	(2)
Operating key items (see Table 5)	25	27
Adjusted EBITDA	$136	$109

Adjusted EBITDA - Specialty Ingredients
Operating income	$42	$40
Add:
Depreciation and amortization (a)	60	55
Key items (see Table 5)	3	-
Adjusted EBITDA	$105	$95

Adjusted EBITDA - Composites
Operating income	$18	$15
Add:
Depreciation and amortization	5	6
Key items (see Table 5)	-	-
Adjusted EBITDA	$23	$21

Adjusted EBITDA - Intermediates and Solvents
Operating income (loss)	$8	$(7)
Add:
Depreciation and amortization	8	7
Key items (see Table 5)	-	-
Adjusted EBITDA	$16	$-

(a)	Depreciation and amortization excludes accelerated depreciation of $4 million for Unallocated and other and $2 million for Specialty Ingredients for the three months ended December 31, 2017.

Ashland Global Holdings Inc. and Consolidated Subsidiaries		Table 8
RECONCILIATION OF OTHER NON-GAAP DATA
(Preliminary and unaudited)
	Three months ended
	December 31
	2017	2016
Diluted EPS from continuing operations (as reported)	$(0.12)	$(1.05)
Adjustments:
Separation and restructuring costs	0.17	0.25
Environmental reserve adjustments	0.13	-
Gain on post-employment plan remeasurement	-	(0.02)
Legal reserve	-	0.04
Debt refinancing costs	-	0.90
Tax discrete items	0.24	0.02
Total adjustments	0.54	1.19
Adjusted diluted EPS from continuing operations (non-GAAP)	$0.42	$0.14

	Three months ended
	December 31
	2017	2016
Operating income	$39	$15
Key items	25	27
Adjusted operating income	$64	$42

	Three months ended
	December 31
	2017	2016
Loss from continuing operations	$(7)	$(65)
Key items	34	74
Adjusted income from continuing operations	$27	$9